CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm as "EXPERTS" and to the use of our report dated October 16, 1997 in Amendment No. 1 to the Registration Statement on Form S-2 and the related Prospectus of Clariti Telecommunications International, Ltd. (f/k/a Sigma Alpha Group, Ltd.).


                                           COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
June 29, 1998